Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-180685 on Form S-3 of our reports dated February 24, 2012, relating to the financial statements of Meritage Homes Corporation and the effectiveness of Meritage Homes Corporation’s internal control over financial reporting, appearing in the Annual Report on Form
10-K of Meritage Homes Corporation for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of such Registration Statement.

DELOITTE & TOUCHE LLP

Phoenix, Arizona

September 12, 2012